UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2015

Associated Banc-Corp

(Exact name of registrant as specified in its charter)

Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

433 Main Street, Green Bay, Wisconsin	54301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 920-491-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Depositary Share Offering

On June 1, 2015, Associated Banc-Corp (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein, with respect to the issuance and sale of 2,600,000 depositary shares (the “Depositary Shares”), each representing a 1/40 interest in a share of the Company’s 6.125% Non-Cumulative Perpetual Preferred Stock, Series C, liquidation preference $1,000 per share (the “Preferred Stock Offering”).

The Preferred Stock Offering is more fully described in a prospectus supplement dated June 1, 2015 to the prospectus dated March 17, 2015 (the “Prospectus”) filed with the Securities and Exchange Commission on March 18, 2015 as part of the Company’s Registration Statement on Form S-3 (Registration No. 333-202836) (the “Registration Statement”). This Current Report on Form 8-K is being filed to incorporate the Underwriting Agreement by reference into the Registration Statement. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed as part of this Report on Form 8-K:

1.1	Underwriting Agreement, dated June 1, 2015, between Associated Banc-Corp and UBS Securities LLC and Citigroup Global Markets, Inc., as representatives of the several underwriters named in Schedule 1 thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp

Date: June 3, 2015	/s/ Randall J. Erickson
Randall J. Erickson
Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 1, 2015, between Associated Banc-Corp and UBS Securities LLC and Citigroup Global Markets, Inc., as representatives of the several underwriters named in Schedule 1 thereto.